Exhibit (j)(2)

     KPMG

     Morgan Keegan Tower, Suite 900
     Fifty North Front Street
     Memphis, TN  38103








                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



The Board of Directors and  Shareholders  of
Morgan Keegan Select Capital Growth Fund
(formerly Morgan Keegan Southern Capital Fund)
(funds within the Morgan Keegan Select Fund, Inc.)


We consent to the use of our report dated July 29, 2000 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Certified Public Accountants" in the Statement of Additional Information.

                                  /s/ KPMG LLP

Memphis, Tennessee
October 26, 2000